Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lin Jun, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-Q of Asia Equity Exchange Group, Inc., for the period ended June 30, 2015, (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Asia Equity Exchange Group, Inc.

Dated: July 31, 2015

/s/ Liu Jun
Liu Jun Chief Executive Officer, and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)